Exhibit 99.1

Media Contact:
Sean Reid
Cognos, 613-738-1440
Sean.reid@cognos.com

Investor Relations:
John Lawlor
613-738-3503
john.lawlor@cognos.com

Cognos Announces Conclusion of SEC Staff Review

— Company to announce first quarter fiscal 2007 financial results on July 21 —

OTTAWA, ON and BURLINGTON, MA, July 20, 2006 — Cognos (Nasdaq: COGN; TSX: CSN), the world leader in business intelligence (BI) and performance management solutions, today announced that the Staff of the Division of Corporation Finance of the United States Securities and Exchange Commission (SEC) has concluded its review of Cognos’ periodic reports. The Staff review primarily related to the manner in which Cognos allocates revenue for post-contract customer support (PCS) in customer contracts having multiple elements such as PCS and license. The company has been informed by the Staff that the Staff does not object to the company’s revenue recognition policy under SOP 97-2 “Software Revenue Recognition”.

“We are pleased that the SEC Staff has concluded its review,” said Cognos president and chief executive officer, Rob Ashe. “We continue to focus on moving our business forward and delivering value to our customers, partners and shareholders.”

With the conclusion of the Staff review, Cognos will announce its first quarter fiscal 2007 financial results tomorrow morning. The company will also proceed as soon as possible to file its Annual Report on Form 10-K for fiscal year 2006 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2006 and to schedule its annual shareholders meeting.

Cognos senior management will discuss the first quarter results on a conference call and Webcast on Friday, July 21, 2006 beginning at 8:15 a.m. Eastern Time. Listeners can access the conference call at 416-640-1907 or via Webcast at http://www.cognos.com/company/investor/events/fy07q1. Presentation slides for the call can be accessed at the Investor Relations area of the Cognos Web site approximately 15 minutes prior to the start of the call. An archive of the Webcast can be accessed at http://www.cognos.com/company/investor/events/fy07q1 following the conference call.

A replay of the conference call will be available from Friday, July 21, 2006 at 11:15 a.m. Eastern Time until Friday, August 4, 2006 at 11:59 p.m. Eastern Time. The replay can be accessed at 416-640-1917. The passcode for the replay is 21197580#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Such forward-looking statements relate to, among other things, the company’s expectations with respect to the filing of its Annual Report on Form 10-K for fiscal year 2006 and its Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2006; the announcement of Cognos’ first quarter results and subsequent conference call to discuss such results; the availability of a replay of the conference call; and other matters.

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These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: the impact of natural disasters and unforeseen catastrophic events; the risks inherent in operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; as well as the risk factors discussed in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the SEC and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions — How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

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